THE GUARDIAN CASH FUND INC.
SHAREHOLDER VOTING SUMMARY
November 15, 2005

On November 15, 2005, a Special Shareholder Meeting of the Fund was held at which the eleven Directors, identified below, were elected (Proposal No. 1) and the sub-proposals in Proposal No. 2, as described in the Proxy Statement, were approved.
The following is a report of the votes cast:




Proposal No. 1
Election of the Eleven Nominees for Director:


NOMINEE                                                        FOR             WITHHELD        TOTAL
DIRECTORS
Kathleen C. Cuocolo                                              21,670,626.698   1,330,428.980  23,001,055.678
Frank J. Fabozzi                                                 21,677,886.050   1,323,169.628  23,001,055.678
Arthur V. Ferrara                                                21,639,197.341   1,361,858.337  23,001,055.678
Leo R. Futia                                                     21,366,205.604   1,634,850.074  23,001,055.678
William N. Goetzmann                                             21,669,784.741   1,331,270.937  23,001,055.678
Anne M. Goggin                                                   21,418,031.375   1,583,024.303  23,001,055.678
William W. Hewitt                                                21,375,039.202   1,626,016.476  23,001,055.678
Sidney I. Lirtzman                                               21,660,241.318   1,340,814.360  23,001,055.678
Dennis H. Manning                                                21,654,107.729   1,346,947.949  23,001,055.678
Steven J. Paggioli                                               21,648,740.760   1,352,314.918  23,001,055.678
Robert G. Smith                                                  21,641,949.266   1,359,106.412  23,001,055.678


Proposal No. 2
Approving an amendment to, or the elimination of, the applicable Fund's fundamental investment restriction, as described in the Proxy Statement, with respect to the following:

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

SUB-PROPOSALS                                                  FOR             AGAINST         ABSTAIN         TOTAL
2(a) Diversification of investments;                             20,183,586.109   1,468,008.441   1,349,461.128  23,001,055.678
2(b) Borrowing;                                                  20,154,279.112   1,497,315.438   1,349,461.128  23,001,055.678
2(c) Issuing senior securities;                                  20,174,825.573   1,476,768.977   1,349,461.128  23,001,055.678
2(d) Concentration of investments in the same industry;          20,211,156.271   1,440,438.279   1,349,461.128  23,001,055.678
2(e) Investments in real estate                                  20,194,107.651   1,457,486.899   1,349,461.128  23,001,055.678
2(f ) Investments in commodities                                 20,174,670.628   1,476,923.922   1,349,461.128  23,001,055.678
2(g) Underwriting the securities of other issuers;               20,143,517.856   1,508,076.694   1,349,461.128  23,001,055.678
2(h) Making loans;                                               20,140,306.845   1,511,287.705   1,349,461.128  23,001,055.678
2(i ) Investments in securities that are not
readily marketable;                                              20,186,318.147   1,465,276.403   1,349,461.128  23,001,055.678
2(j ) Investments for the purpose of
exercising control or management;                                20,144,198.489   1,507,396.061   1,349,461.128  23,001,055.678
2(k) Investments in other investment companies;                  20,160,507.444   1,491,087.106   1,349,461.128  23,001,055.678
2(l ) Purchasing securities on margin, selling
securities short, or participating on a joint or joint
 and several basis in a securities trading account;              20,118,187.621   1,533,406.929   1,349,461.128  23,001,055.678
2(m) Pledging, mortgaging or hypothecating its assets;           20,125,798.810   1,525,795.740   1,349,461.128  23,001,055.678
2(n) Investments in issuers in which management of
a Fund or its investment adviser owns securities;                20,123,234.364   1,528,360.186   1,349,461.128  23,001,055.678
2(p) Investments in oil, gas or mineral programs;                20,197,837.505   1,453,757.045   1,349,461.128  23,001,055.678
2(q) Investments in put options, call options
or combinations thereof;                                         20,118,309.518   1,533,285.032   1,349,461.128  23,001,055.678
2(r ) Investments in warrants;                                   20,170,471.552   1,481,122.998   1,349,461.128  23,001,055.678
2(s) Investments in securities other than those
discussed in the Fund's prospectus;                              20,116,354.396   1,535,240.154   1,349,461.128  23,001,055.678
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